UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 1, 2017

TopBuild Corp.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-36870	47-3096382
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

475 North Williamson Boulevard Daytona Beach, Florida 32114
(Address of Principal Executive Office)

Registrant’s telephone number, including area code (386) 304-2200

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

ITEM 5.02      Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 1, 2017, Michelle A. Friel, Vice President, General Counsel and Secretary of TopBuild Corp., a Delaware corporation (the “Company”), delivered her resignation to the Company’s Board of Directors, effective immediately.  Ms. Friel resigned for personal reasons.

ITEM 5.07      Submission of Matters to a Vote of Security Holders.

The Company held its 2017 Annual Meeting of Stockholders on May 1, 2017 (the “Annual Meeting”).  The final voting results for each of the proposals submitted to a vote of the Company’s stockholders at the Annual Meeting are as follows:

Proposal 1: Election of Mark A. Petrarca and Margaret M. Whelen as Class II Directors to serve until the 2020 Annual Meeting of Stockholders.

		Votes	Broker
	Votes “For”	Withheld	Non-Votes
Mark A. Petrarca	22,472,947	10,419,407	2,261,306
Margaret M. Whelan	22,487,321	10,405,033	2,261,306

Proposal 2: Ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the 2017 fiscal year.

	Votes		Broker
Votes “For”	“Against”	Abstentions	Non-Votes
35,089,778	50,461	13,421	—

Proposal 3: Approval of a non-binding advisory resolution regarding the compensation of the Company’s named executive officers.

	Votes		Broker
Votes “For”	“Against”	Abstentions	Non-Votes
32,437,207	372,148	82,999	2,261,306

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TOPBUILD CORP.

Date: May 4, 2017	By:	/s/ John S. Peterson
John S. Peterson
Vice President and Chief Financial Officer